Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Fourth Quarter • December 31, 2015

The Foundation for a Wireless World.
CrownCastle.com

Crown Castle International Corp
Fourth Quarter 2015

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook", "guide", "forecast", "estimate", "anticipate", "project", "plan", "intend", "believe", "expect", "likely", "predicted", and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, our Outlook for the first quarter 2016 and full year 2016.

Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP measures, including FFO and AFFO, are provided in the Appendix to this Supplement.

As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

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COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared wireless infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and (2) distributed antenna systems, a type of small cell network ("small cells") (collectively, "wireless infrastructure"). Our towers have a significant presence in each of the top 100 US markets. Crown Castle owns, operates and manages approximately 40,000 towers in the US.
Our core business is providing access, including space or capacity, to our wireless infrastructure via long-term contracts in various forms, including license, sublease and lease agreements (collectively, "leases"). We seek to increase our site rental revenues by adding more tenants on our shared wireless infrastructure, which we expect to result in significant incremental cash flows due to our relatively fixed operating costs.
Effective January 1, 2014, Crown Castle commenced operating as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes as it relates to our towers and third party land interests. In August 2014, we received a favorable private letter ruling from the IRS, which provides that the real property portion of our small cells and the related rents qualify as real property and rents from real property, respectively, under the rules governing REITs. During the fourth quarter of 2015, we completed the necessary steps to include our small cells that were previously included in one or more wholly-owned TRSs in the REIT effective January 2016.
On May 28, 2015, Crown Castle completed the sale of CCAL for an aggregate purchase price of approximately $1.6 billion. At the time of the sale, CCAL was 77.6% owned by Crown Castle. We have classified the historical balances, results of operations, and cash flows of CCAL as amounts from discontinued operations.

STRATEGY
Our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our portfolio of wireless infrastructure, (2) returning a meaningful portion of our cash provided by operating activities to our stockholders in the form of dividends and (3) investing capital efficiently to grow long-term dividends per share. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per share results. The key elements of our strategy are to:

•
Grow cash flows from our wireless infrastructure. We seek to maximize the site rental cash flows derived from our wireless infrastructure by adding tenants on our wireless infrastructure through long-term leases as our customers deploy and improve their wireless networks. We seek to maximize new tenant additions or modifications of existing tenant installations (collectively, "new tenant additions") through our focus on customer service and deployment speed. Due to the relatively fixed nature of the costs to operate our wireless infrastructure (which tend to increase at approximately the rate of inflation), we expect increases in our site rental cash flows from new tenant additions and the related subsequent impact from contracted escalations to result in growth in our operating cash flows. We believe there is considerable additional future demand for our existing wireless infrastructure based on their location and the anticipated growth in the wireless communication services industry. Substantially all of our wireless infrastructure can accommodate additional tenancy, either as currently constructed or with appropriate modifications to the structure, which we expect to have high incremental returns.

•
Return cash provided by operating activities to stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash provided by operating activities appropriately provides stockholders with increased certainty for a portion of expected long-term stockholder value while still retaining sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to stockholders.

•
Invest capital efficiently to grow long-term dividends per share. We seek to invest our capital available, including the net cash provided by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. Our historical investments have included the following (in no particular order):

◦	purchase shares of our common stock from time to time;

◦	acquire or construct wireless infrastructure;

◦	acquire land interests under towers;

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◦	make improvements and structural enhancements to our existing wireless infrastructure; or

◦	purchase, repay or redeem our debt.
Our strategy to create long-term stockholder value is based on our belief that additional demand for our wireless infrastructure will be created by the expected continued growth in the wireless communication services industry, which is predominately driven by the demand for wireless data services by consumers. We believe that such demand for our wireless infrastructure will continue, will result in growth of our cash flows due to new tenant additions on our existing wireless infrastructure, and will create other growth opportunities for us, such as demand for new wireless infrastructure.

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HISTORICAL DIVIDEND AND AFFO PER SHARE (1)

PORTFOLIO FOOTPRINT

Vancouver
Kelowna
Calgary
Regina
Winnipeg
ONTARIO
MONTANA
Helena
NORTH DAKOTA
Bismarck
MINNESOTA
IDAHO
Boise
WYOMING
SOUTH DAKOTA
Pierre
Sioux Falls
Cheyenne
NEBRASKA
NEVADA
U N I T E D S T A T E S
Las Vegas
KANSAS
Topeka
Wichita
Amarillo
Lubbock
El Paso
Ciudad Juarez
TEXAS
Tijuana
San Diego
Chihuahua
Hermosillo
M E X I C O
Torreon
Monterrey
Brownsville
Culiacan
Gulf of Mexico
Jacksonville
Miami
Nassau
BAHAMAS
Sudbury
Toronto
Ottawa
Montreal
Quebec
MAINE
Norfolk
Honolulu
Mazatlan
Leon
San Juan
Charlotte Amalie
Ponce
Merida
Cancun

(1)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Financial Measures and Other Calculations" in the Appendix for a discussion of the definitions of FFO and AFFO.

(2)	Last quarter annualized ("LQA") calculated as the most recently completed quarterly period times four.

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GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BBB-
Moody’s - Long Term Corporate Family Rating	Ba1
Standard & Poor’s - Long Term Local Issuer Credit Rating	BBB-

Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
W. Benjamin Moreland	52	16	President and Chief Executive Officer
Jay A. Brown	42	16	Senior Vice President, Chief Financial Officer and Treasurer
James D. Young	54	10	Senior Vice President and Chief Operating Officer
Kenneth J. Simon	55	<1	Senior Vice President and General Counsel
Patrick Slowey	58	15	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	43	18	Senior Vice President-Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(1)	70	19
P. Robert Bartolo	Director	Audit, Compensation	43	1
Cindy Christy	Director	Compensation, NCG(1), Strategy	49	8
Ari Q. Fitzgerald	Director	Compensation, Strategy	53	13
Robert E. Garrison II	Director	Audit, Compensation	73	10
Dale N. Hatfield	Director	NCG(1), Strategy	77	14
Lee W. Hogan	Director	Audit, Compensation, Strategy	71	14
Edward C. Hutcheson	Director	Strategy	70	19
John P. Kelly	Director	Strategy	57	15
Robert F. McKenzie	Director	Audit, Strategy	72	20
Anthony J. Melone	Director	NCG(1), Strategy	55	<1
W. Benjamin Moreland	Director		52	9

(1)	Nominating & Corporate Governance Committee

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RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Barclays Amir Rozwadowski (212) 526-4043	BTIG Walter Piecyk (646) 450-9258
Burke & Quick Partners Frederick Moran (561) 504-0936	Canaccord Genuity Greg Miller (212) 389-8128	Citigroup Michael Rollins (212) 816-1116
Cowen and Company Colby Synesael (646) 562-1355	Credit Suisse Joseph Mastrogiovanni (212) 325-3757	Evercore Partners Jonathan Schildkraut (212) 497-0864
Goldman Sachs Brett Feldman (212) 902-8156	Jefferies Mike McCormack (212) 284-2516	JPMorgan Philip Cusick (212) 622-1444
MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432	New Street Research Spencer Kurn (212) 921-2067
Oppenheimer & Co. Timothy Horan (212) 667-8137	Pacific Crest Securities Michael Bowen (503) 727-0721	Raymond James Ric Prentiss (727) 567-2567
RBC Capital Markets Jonathan Atkin (415) 633-8589	Stifel Matthew Heinz (443) 224-1382	UBS Batya Levi (212) 713-8824
Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Phil Kibel (212) 553-1653	Standard & Poor’s Scott Tan (212) 438-4162

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share data)	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
High price(1)	$88.15	$84.78	$84.85	$85.97	$80.79
Low price(1)	$77.46	$74.99	$78.45	$75.44	$71.10
Period end closing price(2)	$86.45	$78.06	$78.64	80.03	$75.58
Dividends paid per common share	$0.885	$0.82	$0.82	$0.82	$0.82
Volume weighted average price for the period(1)	$84.15	$79.57	$81.13	$81.90	$75.95
Common shares outstanding - diluted, at period end	334	334	334	334	334
Market value of outstanding common shares, at period end(3)	$28,855	$26,052	$26,247	$26,713	$25,233

(1)	Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.

(2)	Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

(3)
Period end market value of outstanding common shares is calculated as the product of (a) shares of common stock outstanding at period end and (b) closing share price at period end, adjusted for common stock dividends, as reported by Bloomberg.

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SUMMARY PORTFOLIO HIGHLIGHTS
(as of December 31, 2015)
Number of towers(1)	39,697
Average number of tenants per tower	2.2
Remaining contracted customer receivables ($ in billions)(2)	$20
Weighted average remaining customer contract term (years)(3)	6
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned (by site rental gross margin)	64% / 36%
Weighted average maturity of ground leases (years)(4)	31

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except per share amounts)	2015	2014	2015	2014
Operating Data:
Net revenues
Site rental	$785,336	$723,416	$3,018,413	$2,866,613
Network services and other	160,500	202,452	645,438	672,143
Net revenues	$945,836	$925,868	$3,663,851	$3,538,756

Gross margin
Site rental	$537,711	$493,539	$2,054,544	$1,960,461
Network services and other	66,119	77,513	287,881	271,689
Total gross margin	$603,830	$571,052	$2,342,425	$2,232,150

Net income (loss) attributable to CCIC common stockholders	$130,065	$137,073	$1,477,004	$346,525
Net income (loss) attributable to CCIC common stockholders per share - diluted	$0.39	$0.41	$4.42	$1.04

Non-GAAP Data(5):
Adjusted EBITDA	$539,797	$519,589	$2,119,183	$2,051,257
FFO	410,271	364,257	1,533,069	1,288,133
AFFO	372,223	328,320	1,436,635	1,324,054
AFFO per share	$1.11	$0.98	$4.30	$3.97

Summary Cash Flow Data:
Net cash provided by (used for) operating activities	$503,149	$449,268	$1,794,025	$1,600,197
Net cash provided by (used for) investing activities(6)	(271,089)	(546,180)	(1,959,734)	(1,216,709)
Net cash provided by (used for) financing activities	(235,487)	16,045	(935,476)	(462,987)

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Excludes renewal terms at customers' option.

(3)	Excludes renewal terms at customers' option, weighted by site rental revenues.

(4)	Includes renewal terms at the Company's option, weighted by site rental gross margin.

(5)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" in the Appendix for a discussion of our definitions of FFO and AFFO.

(6)
Includes net cash used for acquisitions of approximately $18.9 million and $287.3 million for the three months ended December 31, 2015 and 2014, respectively and $1.1 billion and $461.7 million for the twelve months ended December 31, 2015 and 2014, respectively.

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SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
(dollars in thousands)	December 31, 2015	December 31, 2014
Balance Sheet Data (at period end):
Cash and cash equivalents	$178,810	$151,312
Property and equipment, net	9,580,057	8,982,783
Total assets	22,036,245	21,143,276
Total debt and other long-term obligations	12,249,238	11,920,861
Total CCIC stockholders' equity	7,089,221	6,716,225

(dollars in thousands, except per share amounts)	Three Months Ended December 31, 2015
Other Data:
Net debt to last quarter annualized Adjusted EBITDA	5.5	x	(1)
Dividend per common share	$0.885
AFFO payout ratio(2)	80%

OUTLOOK FOR FIRST QUARTER 2016 AND FULL YEAR 2016
(dollars in millions, except per share amounts)	First Quarter 2016			Full Year 2016
Site rental revenues	$788	to	$793	$3,162	to	$3,187
Site rental cost of operations	$245	to	$250	$992	to	$1,017
Site rental gross margin	$540	to	$545	$2,160	to	$2,185
Adjusted EBITDA(4)	$533	to	$538	$2,168	to	$2,193
Interest expense and amortization of deferred financing costs(3)	$127	to	$132	$517	to	$537
FFO(4)	$326	to	$331	$1,411	to	$1,436
AFFO(4)	$378	to	$383	$1,561	to	$1,586
AFFO per share(4)(5)	$1.13	to	$1.15	$4.64	to	$4.72
Net income (loss)	$54	to	$95	$356	to	$463

(1)
After giving effect to the issuance of the Senior Unsecured Tranche A Term Loan, Senior Unsecured Revolving Credit Facility and Senior Unsecured 364-day Credit Facility (collectively, "2016 Credit Facility"), the repayment of the existing Revolving Credit Facility, Term Loan A, and Term Loan B (collectively, "2012 Credit Facility") and the receipt of the installment payment from the sale of CCAL in January 2016.

(2)	AFFO is calculated exclusive of income from discontinued operations and related noncontrolling interest. See page 2.

(3)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" in the Appendix.

(4)	See reconciliation of this non-GAAP financial measures to net income (loss) included herein.

(5)
Based on diluted shares outstanding as of December 31, 2015 of approximately 334 million shares for the first quarter 2016. Full year 2016 assumes diluted shares outstanding of approximately 336 million shares, inclusive of the assumed conversion of the mandatory convertible preferred stock in November 2016.

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OUTLOOK FOR FULL YEAR 2016 SITE RENTAL REVENUE GROWTH
(dollars in millions)	Midpoint of Full Year 2016 Outlook	Full Year 2015
Reported GAAP site rental revenues	$3,175	$3,018
Site rental straight-line revenues	(43)	(111)
Other - Non-recurring	—	—
Site Rental Revenues, as Adjusted(1)(3)	$3,132	$2,907
Cash adjustments:
Other	—
Acquisitions and builds(2)	(62)
Organic Site Rental Revenues(1)(3)(4)	3,070
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	5.2%
Site Rental Revenues, as Adjusted	7.7%
Organic Site Rental Revenues(5)	5.6%

OUTLOOK FOR ORGANIC SITE RENTAL REVENUE GROWTH
Midpoint of Full Year 2016 Outlook
New leasing activity	6.0%
Escalators	3.0%
Organic Site Rental Revenue Growth, before non-renewals	9.0%
Non-renewals	(3.4)%
Organic Site Rental Revenue Growth(5)	5.6%

OUTLOOK FOR FULL YEAR 2016 SITE RENTAL GROSS MARGIN GROWTH
(dollars in millions)	Midpoint of Full Year 2016 Outlook	Full Year 2015
Reported GAAP site rental gross margin	$2,173	$2,055
Straight line revenues and expenses, net	46	(13)
Other - Non-recurring	—	—
Site Rental Gross Margin, as Adjusted(1)(3)	$2,219	$2,042
Cash adjustments:
Other	—
Acquisitions and builds(2)	(45)
Organic Site Rental Gross Margin(1)(3)(4)	$2,174
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	5.7%
Site Rental Gross Margin, as Adjusted	8.6%
Organic Site Rental Gross Margin(6)	6.5%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	74.4%
Site Rental Gross Margin, as Adjusted	77.5%
Organic Site Rental Gross Margin(7)	80.8%

(1)	Includes amortization of prepaid rent.

(2)	The financial impact of acquisitions and tower builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(3)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(4)	See definitions provided herein.

(5)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

(6)	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.

(7)
Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenues, as Adjusted in the prior period when compared to Organic Site Rental Revenues for the current period.

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CONSOLIDATED BALANCE SHEET (Unaudited)
(dollars in thousands, except share amounts)	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$178,810	$151,312
Restricted cash	130,731	147,411
Receivables, net	313,296	313,308
Prepaid expenses	133,194	138,873
Other current assets	225,214	119,309
Assets from discontinued operations	—	412,783
Total current assets	981,245	1,282,996
Deferred site rental receivables	1,306,408	1,202,058
Property and equipment, net	9,580,057	8,982,783
Goodwill	5,513,551	5,196,485
Other intangible assets, net	3,779,915	3,681,551
Long-term prepaid rent, deferred financing costs and other assets, net	875,069	797,403
Total assets	$22,036,245	$21,143,276

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$159,629	$162,397
Accrued interest	66,975	66,943
Deferred revenues	322,623	279,882
Other accrued liabilities	199,923	182,081
Current maturities of debt and other obligations	106,219	113,335
Liabilities from discontinued operations	—	127,493
Total current liabilities	855,369	932,131
Debt and other long-term obligations	12,143,019	11,807,526
Other long-term liabilities	1,948,636	1,666,391
Total liabilities	14,947,024	14,406,048
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: December 31, 2015—333,771,660 and December 31, 2014—333,856,632	3,338	3,339
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: December 31, 2015 and 2014—9,775,000; aggregate liquidation value: December 31, 2015 and 2014—$977,500	98	98
Additional paid-in capital	9,548,580	9,512,396
Accumulated other comprehensive income (loss)	(4,398)	15,820
Dividends/distributions in excess of earnings	(2,458,397)	(2,815,428)
Total CCIC stockholders' equity	7,089,221	6,716,225
Noncontrolling interest from discontinued operations	—	21,003
Total equity	7,089,221	6,737,228
Total liabilities and equity	$22,036,245	$21,143,276

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CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except share and per share amounts)	2015	2014	2015	2014
Net revenues:
Site rental	$785,336	$723,416	$3,018,413	$2,866,613
Network services and other	160,500	202,452	645,438	672,143
Net revenues	945,836	925,868	3,663,851	3,538,756
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	247,625	229,877	963,869	906,152
Network services and other	94,381	124,939	357,557	400,454
General and administrative	87,042	70,124	310,921	257,296
Asset write-down charges	13,817	3,573	33,468	14,246
Acquisition and integration costs	3,677	5,293	15,678	34,145
Depreciation, amortization and accretion	269,558	246,816	1,036,178	985,781
Total operating expenses	716,100	680,622	2,717,671	2,598,074
Operating income (loss)	229,736	245,246	946,180	940,682
Interest expense and amortization of deferred financing costs	(128,346)	(141,070)	(527,128)	(573,291)
Gains (losses) on retirement of long-term obligations	—	—	(4,157)	(44,629)
Interest income	736	—	1,906	315
Other income (expense)	(1,482)	21,329	57,028	11,993
Income (loss) from continuing operations before income taxes	100,644	125,505	473,829	335,070
Benefit (provision) for income taxes	42,077	3,125	51,457	11,244
Income (loss) from continuing operations	142,721	128,630	525,286	346,314
Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	23,957	19,690	52,460
Net gain (loss) from disposal of discontinued operations, net of tax	(1,659)	—	979,359	—
Income (loss) from discontinued operations, net of tax	(1,659)	23,957	999,049	52,460
Net income (loss)	141,062	152,587	1,524,335	398,774
Less: Net income (loss) attributable to the noncontrolling interest	—	4,517	3,343	8,261
Net income (loss) attributable to CCIC stockholders	141,062	148,070	1,520,992	390,513
Dividends on preferred stock	(10,997)	(10,997)	(43,988)	(43,988)
Net income (loss) attributable to CCIC common stockholders	$130,065	$137,073	$1,477,004	$346,525

Net income (loss) attributable to CCIC common stockholders, per common share:
Income (loss) from continuing operations, basic	$0.39	$0.35	$1.45	$0.91
Income (loss) from discontinued operations, basic	$—	$0.06	$2.99	$0.13
Net income (loss) attributable to CCIC common stockholders, basic	$0.39	$0.41	$4.44	$1.04
Income (loss) from continuing operations, diluted	$0.39	$0.35	$1.44	$0.91
Income (loss) from discontinued operations, diluted	$—	$0.06	$2.98	$0.13
Net income (loss) attributable to CCIC common stockholders, diluted	$0.39	$0.41	$4.42	$1.04

Weighted-average common shares outstanding (in thousands):
Basic	333,107	332,416	333,002	332,302
Diluted	334,320	333,554	334,062	333,265

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Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except share and per share amounts)	2015	2014	2015	2014
Net income(1)	$142,721	$128,630	$525,286	$346,314
Real estate related depreciation, amortization and accretion	264,727	243,052	1,018,303	971,562
Asset write-down charges	13,817	3,573	33,468	14,246
Dividends on preferred stock	(10,997)	(10,997)	(43,988)	(43,988)
FFO(2)(3)(5)	$410,271	$364,257	$1,533,069	$1,288,133
Weighted average common shares outstanding — diluted(4)	334,320	333,554	334,062	333,265
FFO per share(2)(5)	$1.23	$1.09	$4.59	$3.87

FFO (from above)	$410,271	$364,257	$1,533,069	$1,288,133
Adjustments to increase (decrease) FFO:
Straight-line revenue	(22,254)	(38,686)	(111,263)	(183,393)
Straight-line expense	24,767	25,896	98,738	101,890
Stock-based compensation expense	17,866	13,234	67,148	56,431
Non-cash portion of tax provision(6)	(43,662)	(4,899)	(63,935)	(19,490)
Non-real estate related depreciation, amortization and accretion	4,831	3,764	17,875	14,219
Amortization of non-cash interest expense	4,732	19,532	37,126	80,854
Other (income) expense	1,482	(21,329)	(57,028)	(11,993)
Gains (losses) on retirement of long-term obligations	—	—	4,157	44,629
Acquisition and integration costs	3,677	5,293	15,678	34,145
Capital improvement capital expenditures	(14,286)	(15,598)	(46,789)	(31,056)
Corporate capital expenditures	(15,199)	(23,146)	(58,142)	(50,318)
AFFO(2)(3)(5)	$372,223	$328,320	$1,436,635	$1,324,054
Weighted average common shares outstanding — diluted(4)	334,320	333,554	334,062	333,265
AFFO per share(2)(5)	$1.11	$0.98	$4.30	$3.97

(1)
Exclusive of income (loss) from discontinued operations and related noncontrolling interest of $(2 million) and $24 million for the three months ended December 31, 2015 and 2014, respectively and $1.0 billion and $52 million for the twelve months ended December 31, 2015 and 2014, respectively.

(2)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" in the Appendix for a discussion of the definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The diluted weighted average common shares outstanding assumes no conversion of preferred stock in the share count.

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(6)
For the three months and year ended December 31, 2015, primarily consists of the de-recognition of net deferred tax liabilities related to the Company completing all the necessary steps to include the small cells as part of the REIT.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Twelve Months Ended December 31,
(dollars in thousands)	2015		2014
Cash flows from operating activities:
Net income (loss) from continuing operations	$525,286		$346,314
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,036,178		985,781
Gains (losses) on retirement of long-term obligations	4,157		44,629
Gains (losses) on settled swaps	(54,475)		—
Amortization of deferred financing costs and other non-cash interest	37,126		80,854
Stock-based compensation expense	60,773		51,497
Asset write-down charges	33,468		14,246
Deferred income tax benefit (provision)	(60,618)		(21,859)
Other non-cash adjustments, net	(8,915)		(25,679)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	320,625		411,005
Decrease (increase) in assets	(99,580)		(286,591)
Net cash provided by (used for) operating activities	1,794,025		1,600,197
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(1,102,179)		(461,651)
Capital expenditures	(908,892)		(758,535)
Receipts from foreign currency swaps	54,475		—
Other investing activities, net	(3,138)		3,477
Net cash provided by (used for) investing activities	(1,959,734)		(1,216,709)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,000,000		845,750
Principal payments on debt and other long-term obligations	(102,866)		(116,426)
Purchases and redemptions of long-term debt	(1,069,337)		(836,899)
Purchases of capital stock	(29,657)		(21,872)
Borrowings under revolving credit facility	1,790,000		1,019,000
Payments under revolving credit facility	(1,360,000)		(698,000)
Payments for financing costs	(19,642)		(15,899)
Net decrease (increase) in restricted cash	16,458		30,010
Dividends/distributions paid on common stock	(1,116,444)		(624,297)
Dividends paid on preferred stock	(43,988)		(44,354)
Net cash provided by (used for) financing activities	(935,476)		(462,987)
Net increase (decrease) in cash and cash equivalents - continuing operations	(1,101,185)		(79,499)
Discontinued operations:
Net cash provided by (used for) operating activities	2,700		65,933
Net cash provided by (used for) investing activities	1,103,577		(26,196)
Net increase (decrease) in cash and cash equivalents - discontinued operations	1,106,277		39,737
Effect of exchange rate changes	(1,902)		(8,012)
Cash and cash equivalents at beginning of period	175,620	(1)	223,394	(1)
Cash and cash equivalents at end of period	$178,810		$175,620	(1)
Supplemental disclosure of cash flow information:
Interest paid	489,970		491,076
Income taxes paid	28,771		18,770

(1)	Inclusive of cash and cash equivalents included in discontinued operations.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL REVENUE GROWTH
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2015	2014	2015	2014
Reported GAAP site rental revenues	$785	$723	$3,018	$2,867
Site rental straight-line revenues	(22)	(39)	(111)	(183)
Other - Non-recurring	—	—	—	(5)
Site Rental Revenues, as Adjusted(1)(3)	$763	$685	$2,907	$2,678
Cash adjustments:
Other	—		—
Acquisitions and builds(2)	(30)		(63)
Organic Site Rental Revenues(1)(3)(4)	$734		$2,844
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	8.6%		5.3%
Site Rental Revenues, as Adjusted	11.4%		8.5%
Organic Site Rental Revenues(5)	7.1%		6.2%

ORGANIC SITE RENTAL REVENUE GROWTH
	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015
New leasing activity	6.9%	6.4%
Escalators	3.4%	3.4%
Organic Site Rental Revenue growth, before non-renewals	10.3%	9.8%
Non-renewals	(3.2)%	(3.6)%
Organic Site Rental Revenue Growth(5)	7.1%	6.2%

(1)	Includes amortization of prepaid rent; see the table "Summary of Prepaid Rent Activity" on page 16 for further details.

(2)	The financial impact of acquisitions and tower builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(3)	Includes Site Rental Revenues, as Adjusted from the construction of new small cells.

(4)	See definitions provided herein.

(5)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SITE RENTAL GROSS MARGIN GROWTH
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in millions)	2015	2014	2015	2014
Reported GAAP site rental gross margin	$538	$494	$2,055	$1,960
Straight line revenues and expenses, net	3	(13)	(13)	(82)
Other - Non-recurring	—	—	—	(5)
Site rental gross margin, as Adjusted(1)(2)	$540	$481	$2,042	$1,874
Cash adjustments:
Other	—		—
Acquisitions and builds(3)	(22)		(48)
Organic Site Rental Gross Margin(1)(2)(4)	$518		$1,994
Year-Over-Year Gross Margin Growth
Reported GAAP site rental gross margin	8.9%		4.8%
Site Rental Gross Margin, as Adjusted	12.4%		9.0%
Organic Site Rental Gross Margin(5)	7.8%		6.4%
Year-Over-Year Incremental Margin
Reported GAAP site rental gross margin	71.3%		62.0%
Site Rental Gross Margin, as Adjusted	75.9%		73.4%
Organic Site Rental Gross Margin(6)	77.1%		72.3%

(1)	Includes amortization of prepaid rent.

(2)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(3)	The financial impact of acquisitions and tower builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(4)	See definitions provided herein.

(5)	Calculated as the percentage change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period.

(6)
Calculated as the change from Site Rental Gross Margin, as Adjusted for the prior period when compared to Organic Site Rental Gross Margin in the current period, divided by the change from Site Rental Revenues, as Adjusted in the prior period when compared to Organic Site Rental Revenues for the current period.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINE REVENUES AND EXPENSES(1)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands)	2015	2014	2015	2014
Total site rental straight-line revenue	$22,254	$38,686	$111,263	$183,393
Total site rental straight-line expenses	24,767	25,896	98,738	101,890

SUMMARY OF PREPAID RENT ACTIVITY(2)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands)	2015	2014	2015	2014
Prepaid rent received	$116,484	$117,832	$447,304	$350,901
Amortization of prepaid rent	(43,186)	(27,977)	(153,074)	(96,951)

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands)	2015	2014	2015	2014
Discretionary:
Purchases of land interests	$22,710	$32,084	$90,496	$86,973
Wireless infrastructure construction and improvements	198,457	188,747	713,465	590,188
Sustaining	29,485	38,744	104,931	81,374
Total	$250,652	$259,575	$908,892	$758,535

(1)
In accordance with GAAP accounting, if payment terms call for fixed escalations, or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(2)	Reflects prepaid rent received from long-term tenant contracts and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PROJECTED REVENUE FROM CUSTOMER LICENSES(1)
	Years Ended December 31,
(as of December 31, 2015; dollars in millions)	2016	2017	2018	2019	2020
Site rental revenue (GAAP)	$3,122	$3,137	$3,159	$3,178	$3,202
Site rental straight-line revenue	(40)	31	85	138	196
Site Rental Revenues, as Adjusted	$3,082	$3,168	$3,244	$3,316	$3,398

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(2)
	Years Ended December 31,
(as of December 31, 2015; dollars in millions)	2016	2017	2018	2019	2020
Ground lease expense (GAAP)	$669	$674	$680	$686	$693
Site rental straight-line expense	(89)	(77)	(66)	(56)	(46)
Ground Lease Expense, as Adjusted	$580	$597	$613	$629	$647

ANNUALIZED CASH SITE RENTAL REVENUE AT TIME OF RENEWAL(3)
	Years Ended December 31,
(as of December 31, 2015; dollars in millions)	2016	2017	2018	2019	2020
AT&T	$25	$18	$40	$36	$44
Sprint(4)	31	37	35	41	28
T-Mobile	26	25	33	26	22
Verizon	14	18	19	19	27
All Others Combined	43	30	34	30	32
Total	$139	$128	$161	$153	$153

(1)
Based on customer licenses as of December 31, 2015. All customer licenses are assumed to renew for a new term at current term end date. CPI-linked customer licenses are assumed to escalate at 3% per annum.

(2)	Based on existing ground leases as of December 31, 2015. CPI-linked leases are assumed to escalate at 3% per annum.

(3)
Reflects lease renewals by year by customer; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenue from Existing Customer Contracts."

(4)	Excludes Sprint leases associated with the iDen network, which are assumed to not renew as reflected in the table "Projected Revenue from Existing Customer Contracts."

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

ESTIMATED REDUCTION TO SITE RENTAL REVENUES FROM NON-RENEWALS FROM LEAP, METROPCS AND CLEARWIRE NETWORK DECOMMISSIONING(1)(2) (dollars in millions)
2016	2017	Thereafter	Total
$70-$80	$50-$60	$45-$65	$165-$205

HISTORICAL ANNUAL NON-RENEWALS AS PERCENTAGE OF SITE RENTAL REVENUES, AS ADJUSTED
Years Ended December 31,
2015	2014	2013	2012	2011
3.6%	2.6%	1.7%	2.2%	2.0%

CUSTOMER OVERVIEW
(as of December 31, 2015)	Percentage of Q4 2015 LQA Site Rental Revenues	Weighted Average Current Term Remaining(3)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	30%	7	BBB+ / Baa1
T-Mobile	22%	6	BB
Sprint	19%	6	B+ / B3
Verizon	18%	8	BBB+ / Baa1
All Others Combined	11%	4	N/A
Total / Weighted Average	100%	6

(1)	Estimated impact to site rental revenues in the applicable period based on the anticipated timing and amount of decommissioning activity, as of December 31, 2015.

(2)	Depending on the eventual network deployment and decommissioning plans of AT&T, T-Mobile and Sprint, the impact and timing of such renewals may vary from Crown Castle's expectations.

(3)	Weighted by site rental revenue contributions; excludes renewals at the customers' option.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of December 31, 2015; dollars in thousands)
YIELD(1)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(2)	NUMBER OF TOWERS

(1)	Yield is calculated as LQA site rental gross margin divided by invested capital.

(2)
Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(1)
(as of December 31, 2015; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of December 31, 2015)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(1)
SITES OPERATED GREATER THAN 10 YEARS	SITES OPERATED LESS THAN OR EQUAL TO 10 YEARS

Average: 2.7	Average: 2.0

GEOGRAPHIC TOWER DISTRIBUTION (as of December 31, 2015)(1)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of December 31, 2015; dollars in millions)	LQA Site Rental Revenue	Percentage of LQA Site Rental Revenue	LQA Site Rental Gross Margin	Percentage of LQA Site Rental Gross Margin	Number of Towers(1)	Percentage of Towers	Weighted Average Term Remaining (by years)(2)
Less than 10 years	$342	13%	$192	10%	5,590	14%
10 to 20 years	484	18%	255	13%	8,943	23%
Greater 20 years	1,145	42%	754	40%	16,456	41%
Total leased	$1,970	72%	$1,201	64%	30,989	78%	31

Owned	747	28%	688	36%	8,708	22%
Total / Average	$2,718	100%	$1,889	100%	39,697	100%

(1)	Includes towers and rooftops, excludes small cells and third-party land interests.

(2)	Includes renewal terms at the Company’s option; weighted by site rental gross margin.

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	494	1,955
Average number of years extended	37	36
Percentage increase in consolidated cash ground lease expense due to extension activities(1)	0.1%	0.2%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	138	499
Land lease purchases (including capital expenditures, acquisitions and capital leases)	$39	$140
Percentage of consolidated site rental gross margin from towers residing on land purchased	<1%	1%

SMALL CELL NETWORK OVERVIEW
Number of Nodes(3) (in thousands)	Miles of Fiber (in thousands)	Percentage of LQA Site Rental Revenues	Weighted Average Current Term Remaining for Customer Contracts(2)
17	16	12%	7

(1)	Includes the impact from the amortization of lump sum payments.

(2)	Excludes renewal terms at customers’ option; weighted by site rental revenue.

(3)	Includes nodes currently in-process.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(dollars in millions)	Face Value as of 12/31/15	Face Value as Adjusted 12/31/15(1)	Fixed vs. Floating	Secured vs. Unsecured	Interest Rate(1)(2)	Net Debt to LQA EBITDA(1)(3)	Maturity
Cash	$179	$136

Senior Secured Tower Revenue Notes, Series 2010-2-2010-3(4)	1,600	1,600	Fixed	Secured	6.0%		Various(7)
Senior Secured Tower Revenue Notes, Series 2010-5-2010-6(4)	1,300	1,300	Fixed	Secured	4.7%		Various(7)
Senior Secured Tower Revenue Notes, Series 2015-1-2015-2(4)	1,000	1,000	Fixed	Secured	3.5%		Various(7)
2012 Secured Notes(5)	1,500	1,500	Fixed	Secured	3.4%		2017/2023
Senior Secured Notes, Series 2009-1(6)	142	142	Fixed	Secured	7.6%		Various(7)
Subtotal	$5,542	$5,542			4.6%	2.6x
2012 Revolving Credit Facility	1,125	—	Floating	Secured			2019
Term Loan A	629	—	Floating	Secured			2019
Term Loan B	2,247	—	Floating	Secured			2021
Total CCOC Facility Debt	$4,001	$—			—%	—
4.875% Senior Notes	850	850	Fixed	Unsecured	4.9%		2022
5.250% Senior Notes	1,650	1,650	Fixed	Unsecured	5.3%		2023
Senior Unsecured Revolving Credit Facility(8)	—	855	Floating	Unsecured	1.8%		2021
Senior Unsecured 364-day Revolving Credit Facility	—	1,000	Floating	Unsecured	1.8%		2017
Senior Unsecured Term Loan A	—	2,000	Floating	Unsecured	1.8%		2021
Capital Leases & other debt	210	210	Various	Various	Various		Various
Total HoldCo and other debt	$2,710	$6,565			3.1%	3.0x
Total net debt	$12,074	$11,970			3.8%	5.5x
Preferred Stock, at liquidation value	978	978
Market Capitalization(9)	28,855	28,855
Firm Value(10)	$41,906	41,803

(1)
After giving effect to the issuance of the 2016 Credit Facility, the repayment of the 2012 Credit Facility in January 2016 and the receipt of the installment payment from the sale of CCAL in January 2016.

(2)	Represents the weighted-average stated interest rate.

(3)	Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA.

(4)
If the Senior Secured Tower Revenue Notes 2010-2, 2010-3 and Senior Secured Tower Revenue Notes 2010-5, and 2010-6 ("2010 Tower Revenue Notes") and Senior Secured Tower Revenue Notes 2015-1 and 2015-2 ("2015 Tower Revenue Notes") are not paid in full on or prior to 2017, 2020, 2022 and 2025, as applicable, then Excess Cash Flow (as defined in the indenture) of the issuers (of such notes) will be used to repay principal of the applicable series and class of the 2010 Tower Revenue Notes and 2015 Tower Revenue Notes, and additional interest (of an additional approximately 5% per annum) will accrue on the respective 2010 Tower Revenue Notes and 2015 Tower Revenue Notes. The Senior Secured Tower Revenue Notes, 2010-2, and 2010-3 consist of two series of notes with principal amounts of $350 million and $1.3 billion, having anticipated repayment dates in 2017 and 2020, respectively. The Senior Secured Tower Revenue Notes, 2010-5 and 2010-6 consist of two series of notes with principal amounts of $300 million and $1.0 billion, having anticipated repayment dates in 2017 and 2020, respectively. The Senior Secured Tower Revenue Notes, 2015-1 and 2015-2 consist of two series of notes with principal amounts of $300 million and $700 million, having anticipated repayment dates in 2022 and 2025, respectively.

(5)	The 2012 Secured Notes consist of $500 million aggregate principal amount of 2.381% secured notes due 2017 and $1.0 billion aggregate principal amount of 3.849% secured notes due 2023.

(6)
The Senior Secured Notes, Series 2009-1 consist of $72 million of principal as of December 31, 2015 that amortizes through 2019, and $70 million of principal as of December 31, 2015 that amortizes during the period beginning in 2019 and ending in 2029.

(7)	Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.

(8)	As of January 26, 2015, the undrawn availability under the $2.5 billion Senior Unsecured Revolving Credit Facility is $1.6 billion.

(9)	Market capitalization calculated based on $86.45 closing price and 333.8 million shares outstanding as of December 31, 2015.

(10)	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(1)(2)

% of Debt Outstanding
Fixed
Variable
32%
68%
(as of December 31, 2015; dollars in millions)
$22
$35
$1,385
$835
$47
$60
$60
$56
$1,329
$1,104
$2,409
$4
$1,154
$4
$2,653
$4
$4
$4
$733
1H 2016
2H 2016
1H 2017
2H 2017
1H 2018
2H 2018
1H 2019
2H 2019
1H 2020
2H 2020
1H 2021
2H 2021
1H 2022
2H 2022
1H 2023
2H 2023
1H 2024
2H 2024
Thereafter
Variable
Fixed

(1)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes capital leases and other obligations; amounts presented at face value net of repurchases held at CCIC.

(2)	After giving effect to the issuance of the 2016 Credit Facility, and the repayment of the 2012 Credit Facility in January 2016.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW(1)(2)
(dollars in thousands)	December 31, 2015
Cash and cash equivalents(3)	$136,426
Undrawn revolving credit facility availability(4)	1,645,000
Restricted cash	135,731
Debt and other long-term obligations	12,106,326
Total equity	7,060,280

(1)	After giving effect to the issuance of the 2016 Credit Facility, the repayment of the 2012 Credit Facility and the receipt of the installment payment from the sale of CCAL in January 2016.

(2)
In addition in August 2015, we established an At-The-Market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $500.0 million to or through sales agents. As of December 31, 2015, no shares of common stock were sold under the ATM Program.

(3)	Exclusive of restricted cash.

(4)
Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, our credit agreement governing our Senior Unsecured Credit Facility.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS(4)
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement	As of December 31, 2015
Maintenance Financial Covenants(2)
2016 Credit Facility	CCIC	Total Net Leverage Ratio	≤ 6.50x	5.4x
2016 Credit Facility	CCIC	Total Senior Secured Leverage Ratio	≤ 3.50x	2.5x
2016 Credit Facility	CCIC	Consolidated Interest Coverage Ratio(3)	N/A	N/A

Restrictive Negative Financial Covenants
Financial covenants restricting ability to make restricted payments, including dividends
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x	5.6x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x	5.6x

Financial covenants restricting ability to incur additional debt
4.875% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x	5.6x
5.25% Senior Notes	CCIC	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 7.00x	5.6x
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x	3.9x

(1)	As defined in the respective debt agreement.

(2)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.

(3)
Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.

(4)	After giving effect to the issuance of the 2016 Credit Facility, the repayment of the 2012 Credit Facility and the receipt of the installment payment from the sale of CCAL in January 2016.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS (CONTINUED)
Debt	Borrower / Issuer	Covenant(1)	Covenant Level Requirement		As of December 31, 2015
Restrictive Negative Financial Covenants
Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(2)	3.6x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(2)	3.6x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(2)	5.3x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2010 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(3)	3.6x
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(3)	3.6x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(3)	5.3x

(1)
As defined in the respective debt agreement. In the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR".

(2)
The 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2010 Tower Revenue Notes, 2015 Tower Revenue Notes, or 2009 Securitized Notes, respectively.

(3)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE SENSITIVITY(1)
	Years Ended December 31,
(as of December 31, 2015; dollars in millions)	2016	2017	2018
Fixed Rate Debt:
Face Value of Principal Outstanding(2)	$8,022	$8,003	$7,983
Current Interest Payment Obligations(3)	381	380	379
Effect of 0.125% Change in Interest Rates(4)	—	<1	1
Floating Rate Debt:
Face Value of Principal Outstanding(2)	$3,818	$3,768	$3,680
Current Interest Payment Obligations(5)	81	102	115
Effect of 0.125% Change in Interest Rates(6)	5	5	5

(1)	After giving effect to the issuance of the 2016 Credit Facility, and the repayment of the 2012 Credit Facility in January 2016; excludes capital leases and other obligations.

(2)	Face value net of required amortizations; assumes no maturity or balloon principal payments; excludes capital leases.

(3)	Interest expense calculated based on current interest rates.

(4)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates plus 12.5 bps.

(5)
Interest expense calculated based on current interest rates. Forward LIBOR assumptions are derived from the 1-month LIBOR forward curve as of December 31, 2015. Calculation assumes no changes to future interest rate margin spread over LIBOR due to changes in the Borrower’s senior unsecured credit rating.

(6)	Interest expense calculated based on current interest rates using the 1-month LIBOR forward curve as of December 31, 2015 plus 12.5 bps..

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS
Non-GAAP Financial Measures and Other Calculations

This Supplement includes presentations of Adjusted EBITDA, Funds from Operations, Adjusted Funds from Operations, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")). Each of the amounts included in the calculation of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of AFFO for periods prior to our REIT conversion.
Our measures of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by other REITs. Our FFO and AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including with respect to the impact of income taxes for periods prior to our REIT conversion.
Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, Site Rental Revenues, as Adjusted, Organic Site Rental Gross Margin, and Site Rental Gross Margin, as Adjusted, and Ground Lease Expense, as Adjusted, are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.
Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of a change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense.
Funds from Operations ("FFO"). Crown Castle defines Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less non controlling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. Crown Castle defines FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Adjusted Funds from Operations ("AFFO"). Crown Castle defines Adjusted Funds from Operations as FFO before straight-line revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
AFFO per share. Crown Castle defines AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
AFFO payout ratio. Dividends per common share divided by AFFO per share.
Site Rental Revenues, as Adjusted. Crown Castle defines Site Rental Revenues, as Adjusted, as site rental revenues, as reported, less straight-line revenues.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEFINITIONS (continued)
Organic Site Rental Revenues. Crown Castle defines Organic Site Rental Revenues as site rental revenues, as reported, less straight-line revenues, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Site Rental Gross Margins, as Adjusted. Crown Castle defines Site Rental Gross Margins, as Adjusted, as site rental gross margin as reported less straight-line revenues and straight-line expenses.
Organic Site Rental Gross Margins. Crown Castle defines Organic Site Rental Gross Margins as site rental gross margins, as reported less straight-line revenues, straight-line expenses, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Ground Lease Expense, as Adjusted. Crown Castle defines Ground Lease Expense, as Adjusted as ground lease expense, as reported, less straight line ground lease expense.
Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
The tables set forth below reconcile non-GAAP financial measures to comparable GAAP financial measures and provide certain other calculations. The components in these tables may not sum to the total due to rounding.
Amounts reflected herein are adjusted to reflect the sale of our CCAL segment as discontinued operations following the sale on May 28, 2015. See page 2.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Adjusted EBITDA for the three and twelve months ended December 31, 2015 and 2014 is computed as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands)	2015	2014	2015	2014
Net income (loss)	$141,062	$152,587	$1,524,335	$398,774
Adjustments to increase (decrease) net income (loss):
Income (loss) from discontinued operations	1,659	(23,957)	(999,049)	(52,460)
Asset write-down charges	13,817	3,573	33,468	14,246
Acquisition and integration costs	3,677	5,293	15,678	34,145
Depreciation, amortization and accretion	269,558	246,816	1,036,178	985,781
Amortization of prepaid lease purchase price adjustments	5,143	5,427	20,531	19,972
Interest expense and amortization of deferred financing costs(1)	128,346	141,070	527,128	573,291
Gains (losses) on retirement of long-term obligations	—	—	4,157	44,629
Interest income	(736)	—	(1,906)	(315)
Other income (expense)	1,482	(21,329)	(57,028)	(11,993)
Benefit (provision) for income taxes(3)	(42,077)	(3,125)	(51,457)	(11,244)
Stock-based compensation expense	17,866	13,234	67,148	56,431
Adjusted EBITDA(2)	$539,797	$519,589	$2,119,183	$2,051,257

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein.

(2)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown..

(3)
For the three months and year ended December 31, 2015, primarily consists of the de-recognition of net deferred tax liabilities related to the Company completing all the necessary steps to include the small cells as part of the REIT.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Adjusted EBITDA for the quarter ending March 31, 2016 and the year ending December 31, 2016 is forecasted as follows:

	Q1 2016			Full Year 2016
(dollars in millions)	Outlook			Outlook
Net income (loss)	$54	to	$95	$356	to	$463
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$4	to	$6	$15	to	$25
Acquisition and integration costs	$2	to	$5	$10	to	$15
Depreciation, amortization and accretion	$263	to	$268	$1,050	to	$1,070
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$20	to	$22
Interest expense and amortization of deferred financing costs(1)	$127	to	$132	$517	to	$537
Gains (losses) on retirement of long-term obligations	$25	to	$33	$25	to	$33
Interest income	$(2)	to	$0	$(3)	to	$(1)
Other income (expense)	$(1)	to	$2	$1	to	$3
Benefit (provision) for income taxes	$2	to	$6	$16	to	$24
Stock-based compensation expense	$19	to	$21	$79	to	$84
Adjusted EBITDA(2)	$533	to	$538	$2,168	to	$2,193

The components of interest expense and amortization of deferred financing costs for the quarters ending December 31, 2015 and 2014 are as follows:

	Three Months Ended December 31,
(dollars in thousands)	2015	2014
Interest expense on debt obligations	$123,614	$121,539
Amortization of deferred financing costs	5,453	5,512
Amortization of adjustments on long-term debt	117	(886)
Amortization of interest rate swaps(3)	—	15,253
Other, net	(838)	(348)
Interest expense and amortization of deferred financing costs	$128,346	$141,070

The components of interest expense and amortization of deferred financing costs for the quarter ending March 31, 2016 and the year ending December 31, 2016 are forecasted as follows:

	Q1 2016			Full Year 2016
(dollars in millions)	Outlook			Outlook
Interest expense on debt obligations	$124	to	$126	$502	to	$512
Amortization of deferred financing costs	$4	to	$6	$21	to	$23
Amortization of adjustments on long-term debt	$0	to	$1	$(1)	to	$1
Other, net	$0	to	$0	$(3)	to	$(1)
Interest expense and amortization of deferred financing costs	$127	to	$132	$517	to	$537

(1)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein.

(2)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(3)	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the three and twelve months ended December 31, 2015 and 2014 are computed as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except share and per share amounts)	2015	2014	2015	2014
Net income(1)	$142,721	$128,630	$525,286	$346,314
Real estate related depreciation, amortization and accretion	264,727	243,052	1,018,303	971,562
Asset write-down charges	13,817	3,573	33,468	14,246
Dividends on preferred stock	(10,997)	(10,997)	(43,988)	(43,988)
FFO(2)(3)(5)	$410,271	$364,257	$1,533,069	$1,288,133

FFO (from above)	$410,271	$364,257	$1,533,069	$1,288,133
Adjustments to increase (decrease) FFO:
Straight-line revenue	(22,254)	(38,686)	(111,263)	(183,393)
Straight-line expense	24,767	25,896	98,738	101,890
Stock-based compensation expense	17,866	13,234	67,148	56,431
Non-cash portion of tax provision(6)	(43,662)	(4,899)	(63,935)	(19,490)
Non-real estate related depreciation, amortization and accretion	4,831	3,764	17,875	14,219
Amortization of non-cash interest expense	4,732	19,532	37,126	80,854
Other (income) expense	1,482	(21,329)	(57,028)	(11,993)
Gains (losses) on retirement of long-term obligations	—	—	4,157	44,629
Acquisition and integration costs	3,677	5,293	15,678	34,145
Capital improvement capital expenditures	(14,286)	(15,598)	(46,789)	(31,056)
Corporate capital expenditures	(15,199)	(23,146)	(58,142)	(50,318)
AFFO(2)(3)(5)	$372,223	$328,320	$1,436,635	$1,324,054
Weighted average common shares outstanding — diluted(4)	334,320	333,554	334,062	333,265
AFFO per share(2)(5)	$1.11	$0.98	$4.30	$3.97

(1)
Exclusive of income (loss) from discontinued operations and related noncontrolling interest of $(2 million) and $24 million for the three months ended December 31, 2015 and 2014, respectively and $1.0 billion and $52 million for the twelve months ended December 31, 2015 and 2014, respectively.

(2)	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(6)
For the three months and year ended December 31, 2015, primarily consists of the de-recognition of net deferred tax liabilities related to the Company completing all the necessary steps to include the small cells as part of the REIT.

Crown Castle International Corp.
Third Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the years ended December 31, 2014, 2013, 2012, 2011, 2010, 2009, 2008 and 2007 are computed as follows:

	Years Ended December 31,
(in thousands of dollars, except share and per share amounts)	2014	2013	2012	2011	2010	2009	2008	2007
Net income(1)	$346,314	$60,001	$124,997	$145,070	$(330,183)	$(128,893)	$(60,675)	$(228,228)
Real estate related depreciation, amortization and accretion	971,562	730,076	572,007	503,388	496,584	494,191	491,459	502,046
Asset write-down charges	14,246	13,595	15,226	21,986	13,243	18,611	16,696	65,515
Adjustment for noncontrolling interest(2)	—	—	268	349	—	—	—	362
Dividends on preferred stock	(43,988)	—	(2,481)	(19,487)	(19,878)	(19,878)	(19,878)	(19,878)
FFO(4)(5)(7)	$1,288,133	$803,672	$710,014	$651,305	$159,766	$364,032	$427,602	$319,817

FFO (from above)	$1,288,133	$803,672	$710,014	$651,305	$159,766	$364,032	$427,602	$319,817
Adjustments to increase (decrease) FFO:
Straight-line revenue	(183,393)	(212,856)	(248,227)	(195,456)	(149,314)	(90,269)	(28,133)	(30,912)
Straight-line expense	101,890	78,619	52,271	38,141	37,617	37,469	39,172	40,026
Stock-based compensation expense	56,431	39,031	41,785	32,611	36,541	29,225	25,897	20,375
Non-cash portion of tax provision(3)	(19,490)	185,723	(64,939)	4,970	(29,033)	(78,304)	(106,857)	(95,622)
Non-real estate related depreciation, amortization and accretion	14,219	11,266	19,421	19,293	16,848	7,825	7,375	10,343
Amortization of non-cash interest expense	80,854	99,244	109,337	102,944	85,454	61,357	24,831	23,913
Other (income) expense	(11,992)	3,902	5,363	5,603	824	(1,139)	61,837	80,551
Gains (losses) on retirement of long-term obligations	44,629	37,127	131,974	—	138,367	91,079	(42)	—
Net gain (loss) on interest rate swaps	—	—	—	—	286,435	92,966	37,888	—
Acquisition and integration costs	34,145	25,574	18,216	3,310	2,102	—	2,504	25,418
Adjustment for noncontrolling interest(2)	—	—	(268)	(349)	—	—	—	(362)
Capital improvement capital expenditures	(31,056)	(17,520)	(19,997)	(12,442)	(13,727)	(17,355)	(13,780)	(9,073)
Corporate capital expenditures	(50,317)	(27,099)	(14,049)	(8,421)	(8,392)	(9,335)	(12,039)	(12,206)
AFFO(4)(5)(7)	$1,324,054	$1,026,684	$740,901	$641,510	$563,487	$487,550	$466,255	$372,266
Weighted average common shares outstanding — diluted(6)	333,265	299,293	291,270	285,947	287,764	286,622	282,007	279,937
AFFO per share(4)(7)	$3.97	$3.43	$2.54	$2.24	$1.96	$1.70	$1.66	$1.33

(1)    Exclusive of income from discontinued operations and related noncontrolling interest.
(2)    Inclusive of the noncontrolling interest related to real estate related depreciation, amortization and accretion and asset write-downs.

(3)
Adjusts the income tax provision to reflect our estimate of the cash taxes paid had we been a REIT for all periods presented, and is primarily comprised of foreign taxes. As a result income tax expense (benefit) is lower by the amount of the adjustment.

(4)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(5)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(6)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(7)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the three months ended March 31, 2015 and 2014 are computed as follows:

	Three Months Ended March 31,
(in thousands of dollars, except share and per share amounts)	2015	2014
Net income(1)	$111,735	$93,226
Real estate related depreciation, amortization and accretion	247,610	241,783
Asset write-down charges	8,555	2,636
Dividends on preferred stock	(10,997)	(10,997)
FFO(2)(3)(5)	$356,903	$326,648

FFO (from above)	$356,903	$326,648
Adjustments to increase (decrease) FFO:
Straight-line revenue	(30,539)	(49,226)
Straight-line expense	24,582	25,220
Stock-based compensation expense	16,841	11,956
Non-cash portion of tax provision	(3,592)	(4,823)
Non-real estate related depreciation, amortization and accretion	4,196	3,393
Amortization of non-cash interest expense	11,736	20,882
Other (income) expense	223	2,736
Acquisition and integration costs	2,016	5,659
Capital improvement capital expenditures	(7,491)	(3,771)
Corporate capital expenditures	(9,198)	(7,437)
AFFO(2)(3)(5)	$365,678	$331,236
Weighted average common shares outstanding — diluted(4)	333,485	333,045
AFFO per share(2)(5)	$1.10	$0.99

(1)    Exclusive of income from discontinued operations and related noncontrolling interest.

(2)	See reconciliations and definitions provided herein. See also "Definitions of Non-GAAP Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count.

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO and AFFO for the quarter ending March 31, 2016 and the year ending December 31, 2016 are forecasted as follows:

	Q1 2016			Full Year 2016
(in millions of dollars, except share and per share amounts)	Outlook			Outlook
Net income	$54	to	$95	$356	to	$463
Real estate related depreciation, amortization and accretion	$259	to	$262	$1,033	to	$1,048
Asset write-down charges	$4	to	$6	$15	to	$25
Dividends on preferred stock	$(11)	to	$(11)	$(44)	to	$(44)
FFO(2)(3)(5)	$326	to	$331	$1,411	to	$1,436

FFO (from above)	$326	to	$331	$1,411	to	$1,436
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(20)	to	$(15)	$(50)	to	$(35)
Straight-line expense	$21	to	$26	$81	to	$96
Stock-based compensation expense	$19	to	$21	$79	to	$84
Non-cash portion of tax provision	$0	to	$5	$5	to	$20
Non-real estate related depreciation, amortization and accretion	$4	to	$6	$17	to	$22
Amortization of non-cash interest expense	$4	to	$7	$17	to	$23
Other (income) expense	$(1)	to	$2	$1	to	$3
Gains (losses) on retirement of long-term obligations	$25	to	$33	$25	to	$33
Acquisition and integration costs	$2	to	$5	$10	to	$15
Capital improvement capital expenditures	$(12)	to	$(10)	$(48)	to	$(43)
Corporate capital expenditures	$(10)	to	$(8)	$(31)	to	$(26)
AFFO(2)(3)(5)	$378	to	$383	$1,561	to	$1,586
Weighted-average common shares outstanding—diluted(1)(4)	334.3			336.3
AFFO per share(2)(5)	$1.13	to	$1.15	$4.64	to	$4.72

(1)
Based on diluted shares outstanding as of December 31, 2015 of approximately 334 million shares for the first quarter 2016. Full year 2016 assumes diluted shares outstanding of approximately 336 million shares, inclusive of the assumed conversion of the mandatory convertible preferred stock in November 2016.

(2)	See definitions herein. See also “Definitions of Non-GAAP Financial Measures and Other Calculations” herein for a discussion of our definitions of FFO and AFFO.

(3)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(4)	The diluted weighted average common shares outstanding assumes no conversion for preferred stock in the share count other than as discussed in footnote (1).

(5)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Crown Castle International Corp.
Fourth Quarter 2015

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

Net debt to Last Quarter Annualized Adjusted EBITDA calculation:

	Three Months Ended
	As Reported		As Adjusted		As Reported
(dollars in millions)	12/31/2015		12/31/2015(1)		12/31/2014
Total face value of debt	$12,252.7		$12,106.3		$11,921.2
Ending cash and cash equivalents	178.8		136.4		151.3
Total net debt	$12,073.9		$11,969.9		$11,769.9

Adjusted EBITDA for the three months ended December 31,	$539.8		$539.8		$519.6
Last quarter annualized Adjusted EBITDA	2,159.2		2,159.2		2,078.4
Net debt to Last Quarter Annualized Adjusted EBITDA	5.6	x	5.5	x	5.7	x

Cash Interest Coverage Ratio Calculation:

	Three Months Ended December 31,
(dollars in thousands)	2015		2014
Adjusted EBITDA	$539,797		$519,589
Interest expense on debt obligations	123,614		121,539
Interest Coverage Ratio	4.4	x	4.3	x
AFFO Payout Ratio Calculation:

(per share)	Three Months Ended December 31, 2015
Dividend per share	$0.885
AFFO per share	$1.11
AFFO Payout Ratio(2)	80%

(1)	After giving effect to the issuance of the 2016 Credit Facility, the repayment of the 2012 Credit Facility and the receipt of the installment payment from the sale of CCAL in January 2016.

(2)	AFFO is calculated exclusive of income from discontinued operations and related noncontrolling interest. See page 2.